EXHIBIT 99.1

Contact:

Infinity Pharmaceuticals, Inc.

Jaren Irene Madden, 617-453-1336

Jaren.Madden@infi.com

http://www.infi.com

Media:

Dan Quinn 617-761-6732

Dan.Quinn@fkhealth.com

INFINITY PRICES PUBLIC OFFERING OF COMMON STOCK

Cambridge, Mass. – August 9, 2012 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced the pricing of an underwritten registered public offering of 5.3 million shares of its common stock at a public offering price of $14.50 per share. All of the shares in the offering are to be sold by Infinity. The offering is expected to close on or about August 14, 2012, subject to the satisfaction of customary closing conditions.

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering. Infinity has granted the underwriters a 30-day option to purchase up to 795,000 additional shares of common stock to cover over-allotments, if any.

Infinity anticipates using the net proceeds from the offering for research and development expenditures (including costs associated with the continuing clinical development of its product candidates IPI-145 and retaspimycin HCl), as well as for working capital, capital expenditures, potential acquisitions of new businesses, technologies or products that the company believes have the potential to complement or expand its business, and other general corporate purposes.

The shares will be issued by Infinity pursuant to a shelf registration statement that was previously filed with, and declared effective by, the Securities and Exchange Commission (SEC). A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. A final prospectus supplement related to the offering will be filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A preliminary prospectus supplement related to the offering has been filed, and a final prospectus supplement related to this offering will be filed, with the SEC and can be accessed, when available, on the SEC’s website located at www.sec.gov. Copies of the preliminary and final prospectus supplements relating to this offering, in each case with the accompanying prospectus, may be obtained, when available, from:

Morgan Stanley & Co. LLC	J.P. Morgan Securities LLC
Attn: Prospectus Department	c/o Broadridge Financial Solutions
180 Varick Street, 2nd Floor	1155 Long Island Avenue
New York, NY 10014	Edgewood, NY 11717
Phone: 866-718-1649	Phone: 866-803-9204
Email: prospectus@morganstanley.com

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative drug discovery and development company seeking to discover, develop and deliver to patients best-in-class medicines for diseases with significant unmet need. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. Infinity’s programs focused on the inhibition of phosphoinositide-3-kinase, heat shock protein 90 and fatty acid amide hydrolase are evidence of its innovative approach to drug discovery and development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 such as those relating to Infinity’s plans to consummate its public offering and the intended use of proceeds therefrom. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Infinity will be able to complete the public offering on these terms, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Additional risks and uncertainties relating to the offering, Infinity and its business can be found under the caption “Risk Factors” included in Infinity’s preliminary prospectus supplement filed with the SEC on August 8, 2012, and Infinity’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on August 7, 2012. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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